                  EXHIBIT 12--STATEMENT RE: COMPUTATION OF THE
                      RATIOS OF EARNINGS TO FIXED CHARGES

                     WHIRLPOOL CORPORATION AND SUBSIDIARIES

                                                  YEAR ENDED DECEMBER 31, 1995
                                                 -------------------------------
                                                 APPLIANCE FINANCIAL  WHIRLPOOL
                                                 BUSINESS  SERVICES  CORPORATION
                                                 --------- --------- -----------
                                                      (MILLIONS OF DOLLARS)
Pretax earnings................................   $213.6    $ 28.3     $241.9
Portion of rents representative of the interest
 factor........................................     20.6       0.9       21.5
Interest on indebtedness.......................    128.6      78.1      206.7
Amortization of debt expense and premium.......      0.6       0.2        0.8
WFC preferred stock dividend...................      --        4.5        4.5
                                                  ------    ------     ------
Adjusted income................................   $363.4    $112.0     $475.4
                                                  ======    ======     ======
FIXED CHARGES
-------------
Portion of rents representative of the interest
 factor........................................   $ 20.6    $  0.9     $ 21.5
Interest on indebtedness.......................    128.6      78.1      206.7
Amortization of debt expense and premium.......      0.6       0.2        0.8
WFC preferred stock dividend...................      --        4.5        4.5
                                                  ------    ------     ------
                                                  $149.8    $ 83.7     $233.5
                                                  ======    ======     ======
Ratio of earnings to fixed charges.............     2.43      1.34       2.04
                                                  ======    ======     ======

                  EXHIBIT 12--STATEMENT RE: COMPUTATION OF THE
                      RATIOS OF EARNINGS TO FIXED CHARGES

                     WHIRLPOOL CORPORATION AND SUBSIDIARIES

                                                  YEAR ENDED DECEMBER 31, 1994
                                                 -------------------------------
                                                 APPLIANCE FINANCIAL  WHIRLPOOL
                                                 BUSINESS  SERVICES  CORPORATION
                                                 --------- --------- -----------
                                                      (MILLIONS OF DOLLARS)
Pretax earnings................................   $268.9     $23.4     $292.3
Portion of rents representative of the interest
 factor........................................     19.6       0.8       20.4
Interest on indebtedness.......................    102.4      61.0      163.4
Amortization of debt expense and premium.......      1.9       0.1        2.0
WFC preferred stock dividend...................      --        4.5        4.5
                                                  ------     -----     ------
Adjusted income................................   $392.8     $89.8     $482.6
                                                  ======     =====     ======
FIXED CHARGES
-------------
Portion of rents representative of the interest
 factor........................................   $ 19.6     $ 0.8     $ 20.4
Interest on indebtedness.......................    102.4      61.0      163.4
Amortization of debt expense and premium.......      1.9       0.1        2.0
WFC preferred stock dividend...................      --        4.5        4.5
                                                  ------     -----     ------
                                                  $123.9     $66.4     $190.3
                                                  ======     =====     ======
Ratio of earnings to fixed charges.............     3.17      1.35       2.54
                                                  ======     =====     ======

                                      F-12